Exhibit 10.2

INTERNET CAPITAL GROUP

CORPORATE CODE OF CONDUCT

1. INTRODUCTION

This Corporate Code of Conduct (this "Code") sets forth the basic principles that guide the conduct of the officers, directors and employees of Internet Capital Group, Inc. (the "Company") and its wholly-owned or wholly-controlled subsidiaries (such subsidiaries, together with the Company, "ICG"). ICG requires each of its consolidated partner companies to adopt a corporate code of conduct that is acceptable to ICG. This Code was adopted on February 7, 2001 and was amended and restated on February 13, 2004 and February 27, 2009, each time to clarify and supplement existing Code guidance in light of developments in applicable law and best corporate governance practices, as well as ICG's organizational development.

Every ICG officer, director and employee is expected at all times to comply with both the letter and the spirit of all applicable laws and regulations and to adhere to the highest standards of ethics, morality and honesty in the performance of his or her duties at ICG. Each ICG officer, director and employee also has a duty of loyalty to further ICG's aims and goals and to work on behalf of ICG's best interests. To that end, ICG's officers, directors and employees must comply in all respects with this Code and all current and future ICG policies, including those set forth on Appendix A to this Code.

Violations and waivers of, and amendments to, this Code will be disclosed as required by applicable laws, rules and regulations. Those who violate this code will be subject to disciplinary action, including termination, as described in Section 14 of this Code.

2. COMPLIANCE WITH LAWS, RULES AND REGULATIONS AND LEGAL PROCESSES

Obeying the law, both in letter and spirit, is the foundation on which ICG's ethical standards are built. All ICG officers, directors and employees must respect and obey the laws, rules and regulations of the countries, states and municipalities in which ICG operates. If an applicable local law, rule or regulation conflicts with a policy of this Code, ICG officers, directors and employees must comply with the applicable law, rule or regulation; however, if an applicable law, rule or regulation requires standards that are less stringent than this Code or ICG policy, they must comply with this Code or such ICG policy in addition to complying with the applicable law, rule or regulation. Although not all officers, directors and employees are expected to know the details of all applicable laws, rules and regulations, it is important that they know when to seek advice from supervisors, managers or other appropriate ICG personnel. If any officer, director or employee has any question regarding the applicability or content of any law, rule or regulation as it pertains to his or her duties at ICG, that person should consult with the Company's Legal Department.

From time to time, ICG may be involved in various types of litigation or legal action. ICG may first receive notice of actual or threatened legal action in the form of a letter or in the form of a summons and complaint. If any ICG officer, director or employee receives any such notification or threat of a lawsuit against ICG or against such ICG officer, director or employee acting in his or her capacity as such, that person must immediately report such notification to the Company's General Counsel.

3. SENIOR FINANCIAL OFFICERS' CODE OF ETHICS

All ICG officers, directors and employees, and specifically the Company's Chief Executive Officer, Chief Financial Officer, Controller and other similar financial and accounting officers (the "Senior Financial Officers") must comply with this Code, the other ICG policies listed in Appendix A to this Code and all applicable rules and standards of the U.S. Securities and Exchange Commission (the "SEC"), the Financial Accounting Standards Board, the NASDAQ Stock Market LLC and other regulatory bodies.

In particular, the Senior Financial Officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports that the Company files with the SEC and will promptly bring to the attention of the Company's Disclosure Committee any material information of which he or she becomes aware that could affect such disclosures. The Senior Financial Officers must promptly bring to the attention of the Audit Committee of the Company's Board of Directors (the "Board") any information that he or she may have regarding:

  significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data;
  any fraud, whether material or not, that involves ICG management or any other employee who has a significant role in the Company's financial reporting, disclosure or internal control; or
  any material violation of (a) any law, rule or regulation (including any securities law, rule or regulation) applicable to the Company or the operation of its businesses or (b) this Code.

4. CORPORATE RECORDS; FINANCIAL REPORTING AND OTHER DISCLOSURES

ICG requires honest and accurate recording and reporting of financial and other information in order to make responsible business decisions and full, fair, accurate, timely and understandable financial and other disclosures to regulatory agencies and the public. ICG must maintain internal controls to ensure that transactions are properly authorized, that assets are safeguarded, that operations are conducted in accordance with Board and management directives and that financial records are reliable. All of ICG's books, records, accounts and financial statements must be maintained in reasonable detail, must be supported by adequate documentation, must accurately and appropriately reflect ICG's transactions and must conform both to applicable legal requirements and to ICG's system of internal controls. Unrecorded funds or assets, such as "slush funds," may not be maintained. No false or fictitious entries may be made on ICG's books and records. If an ICG officer, director or employee is not sure (a) whether a certain expense or transaction is legitimate or (b) how to properly account for an expense or transaction, he or she must ask his or her supervisor or the Company's Chief Financial Officer. In addition to the obligations of the Senior Financial Officers contained in Section 3 of this Code, any officer, director or employee who becomes aware of any questionable accounting or auditing matters, or of the reporting of fraudulent information to ICG stockholders, the government or financial markets, must promptly report the situation in accordance with the Company's separate, more detailed Financial Information Integrity Policy.

ICG must maintain disclosure controls to ensure that required information is timely recorded, processed, summarized and reported as required by applicable laws and regulations. Required information must be communicated to management in a timely manner in order to allow timely decisions regarding disclosure. Financial statements for external purposes must be fairly presented in conformity with generally accepted accounting principles accepted in the United States or other applicable standards required by applicable laws and regulations. Public statements and filings regarding ICG's business and financial status must be true, accurate, complete, timely and not misleading.

It is critically important that all employees carefully read and understand the Company's Financial Information Integrity Policy and Company Information Disclosure Policy. Any ICG officer, director or employee who has any questions regarding either of these policies should contact the Company's General Counsel or Chief Financial Officer.

5. CONFLICTS OF INTEREST; CORPORATE OPPORTUNITIES

ICG officers, directors and employees have a duty to advance ICG's legitimate interests when the opportunity to do so arises. A conflict of interest exists when the private interests of an officer, director or employee interfere with that person's ability to advance ICG's legitimate interests. Conflict situations often arise when an officer, director or employee takes actions or has interests that may make it difficult to perform his or her duties objectively and effectively. Conflicts of interest could also arise in the context of an officer, director or employee, or members of his or her family, receiving improper personal benefits as a result of his or her position at ICG. Potential and actual conflicts of interest should be avoided where reasonably practicable. If a conflict cannot be reasonably avoided, it must be disclosed and managed in an ethical and responsible manner. To that end, ICG's officers, directors and employees are prohibited from knowingly engaging in any transaction or relationship that may reasonably be expected to give rise to a conflict of interest without disclosing such transaction or relationship to the Company's General Counsel in a timely manner.

Because ICG acquires and holds stakes in a number of companies, potential and actual conflicts of interest can arise in connection with investments made by directors, officers and employees for their personal benefit. Set forth in the following list are certain prohibitions and guidelines with respect to the investment activities of officers, directors and employees of ICG:

  ICG officers, directors and employees are prohibited from directly or indirectly acquiring or owning securities of any privately-held ICG partner company or other non-public entity in which ICG has an interest (each, an "ICG Entity"). Notwithstanding the foregoing, an ICG officer, director or employee is permitted to engage in the following activities (each a "Permitted Activity"), so long as, in each case, such event or ownership and any subsequent event relating thereto is disclosed to the Company's General Counsel prior to the occurrence of such event or, if the individual is unaware of such event prior to its occurrence, promptly upon becoming aware of it:
      to acquire and own securities in one or more ICG Entities through one or more investment funds as long as such individual does not participate in any such fund's investment process (including with respect to the ICG Entity at issue);
      to acquire and own securities in one or more ICG Entities in connection with his or her principal occupation (e.g., if such individual is an ICG director whose principal occupation involves private equity or venture capital investments) so long as such securities are acquired and held by the individual's employer and not directly by the individual;
      to acquire and own securities in one or more ICG Entities in which such individual owned an interest as of February 27, 2009; and
      to acquire and own securities in an entity that subsequently becomes an ICG Entity if the individual owned securities in such entity prior to it becoming an ICG Entity.

  ICG officers, directors and employees are prohibited from knowingly directly or indirectly selling or otherwise disposing of securities they hold in ICG Entities pursuant to Permitted Activities without disclosing such sale or other disposition to the Company's General Counsel prior to such disposition or, if the individual is unaware of such disposition prior to its occurrence, promptly upon becoming aware of it.
  Any trade of the securities of a public company in which ICG holds an interest is subject to the requirements of Section 7 of this Code and the Company's Insider Trading and Disclosure Policy.
  No ICG officer, director or employee may take "friends and family" shares.
  No ICG officer, director or employee serving at the direction of ICG as a director of a company in which ICG holds an interest may receive fees, options, restricted stock or similar equity incentive compensation from such entity in connection with his or her role as a director of such entity unless such fees, options, restricted stock or similar equity instruments are assigned to ICG or held for the sole economic benefit of ICG.
  No ICG officer, director or employee may knowingly take for himself or herself, participate in or direct to a third party (a) any business opportunity that is discovered through the use of ICG information or (b) any business opportunity that ICG considered or that meets ICG's acquisition criteria, unless such transaction is approved by the Board or the Nominating and Governance Committee of the Board.
  No ICG officer, director or employee may make a recommendation or vote in favor of a transaction with, or an acquisition or disposition of an interest in, a company in which such individual or a member of such individual's family knowingly, directly or indirectly, holds an interest or with which he or she has any other business relationship without first disclosing such interest to the Company's General Counsel.

Set forth in the following list are a number of prohibitions relating to other typical conflict of interest situations.

  No ICG officer, director or employee may initiate or approve personnel actions in favor of hiring a member of his or her family without first disclosing to the Company's Chief Executive Officer and General Counsel that he or she is so affiliated with such person. No family member of an ICG officer, director or employee may be hired or engaged without the prior the approval of the Company's Nominating and Governance Committee of the Board.
  No ICG officer, director or employee may conduct any ICG business with (a) any of his or her family members or (b) any third party that is owned or substantially controlled by such officer, director or employee (or his or her family members) that, in each case, is not permitted under the Company's Policies and Procedures for Related Party Transactions.
  No ICG officer, director or employee may accept any payment, commission or other compensation from any third party for services provided on ICG's behalf (other than compensation provided by ICG).
  No ICG officer or employee may accept a directorship in any for-profit company (other than a directorship being served at the direction of ICG) that is not an ICG partner company without the written consent of the Company's Chief Executive Officer or, in the case of the Company's Chief Executive Officer, without the written consent of the Board.
  No ICG officer or employee may engage in outside employment with, provide consulting services for, or serve on the board of directors of (a) an ICG competitor (or potential competitor), (b) a supplier, customer or consulting firm involved with ICG or (c) any other company or organization, if, in each case, such activity could potentially interfere with his or her duties at ICG.

The foregoing lists do not address every possible conflict of interest situation that an ICG director, officer or employee may face. If an officer, director or employee has any question relating to a specific situation or ICG's conflict of interest policy in general, he or she should consult the Company's General Counsel. Also, officers, directors and employees should consult the Company's separate, more detailed Policies and Procedures for Related Party Transactions and should keep in mind the guidelines set forth in Section 16 of this Code.

Disclosure of potential and actual conflicts of interest is extremely important. Any ICG officer, director or employee who becomes aware of any transaction or relationship that may reasonably be expected to give rise to a conflict of interest, including, but not limited to, any of the activities described above (including any Permitted Activity) must promptly bring it to the attention of the Company's General Counsel. The Company's General Counsel must promptly inform the Company's Chief Executive Officer and/or the Nominating and Governance Committee of the Board of any such transaction or relationship. The Company's Chief Executive Officer, General Counsel and/or the Nominating and Governance Committee of the Board may take such actions as are necessary and proper to remove or alleviate the conflict, if any, which actions may include procedural safeguards, removal of an officer's, director's or employee's discretion in the area of conflict, reassignment of an officer, director or employee, or prohibition against continued participation in the conflicting activity. The resolution of a potential conflict situation by the Company's Chief Executive Officer, General Counsel and/or the Nominating and Governance Committee of the Board, consistent with the provisions of this Code, will not constitute a violation or waiver of this Code or the Company's Policies and Procedures for Related Party Transactions.

6. CONFIDENTIAL INFORMATION

ICG officers, directors and employees must maintain the confidentiality of, and must not improperly use, any confidential information entrusted to them in connection with their service to ICG, except when disclosure is authorized by the Company's Legal Department or required by applicable laws or regulations. Additionally, no ICG officer, director or employee may improperly use or disclose in connection with his or her service to ICG any confidential information obtained outside of the scope of his or her service to ICG, including from his or her former employer.

Confidential information includes any and all proprietary or confidential information relating to ICG, as well as its partner companies, acquisition candidates, investors, customers, suppliers and other potential and existing business partners. Confidential information is generally described as information that is proprietary in nature, sensitive, not generally known, would be considered a trade secret, or which is marked or treated as confidential. All non-public information about ICG should be considered confidential information. Examples of confidential information include (a) information relating to pending acquisitions, divestments, joint ventures or other major business transactions, (b) trade secrets, patents, trademarks and copyrights, (c) business plans, forecasts and any unpublished financial data and reports, (d) marketing plans, engineering and product ideas, designs, databases, records, salary information and (e) any other information subject to any obligation or agreement of confidentiality. If an officer, director or employee is unsure whether a particular piece of information is subject to confidentiality obligations, he or she should consult with the Company's Legal Department.

7. INSIDER TRADING

ICG has adopted an Insider Trading and Disclosure Policy to restrict the use and disclosure of non-public material information by officers, directors and other insiders and to ensure that ICG's officers, directors and other insiders comply fully with federal securities laws when trading in securities of the Company and its public partner companies. Under federal securities laws, corporate insiders cannot trade in the stock of their companies or on the basis of non-public material information, nor can they "tip" others with material information that the recipients may use to trade in their companies' securities. These laws are designed to put all investors on an equal footing, permitting them to rely on the same information in making investment decisions. Anyone who has knowledge of non-public and material information may be considered an insider for this purpose.

It is critically important that all ICG's officers, directors and employees carefully read and understand the Company's separate, more detailed Insider Trading and Disclosure Policy. Any ICG officer, director or employee with any questions about this policy should contact the Company's General Counsel.

8. USE OF COMPANY RESOURCES

ICG resources, including (but not limited to) computers, faxes, office telephones, mobile telephones, BlackBerries and similar wireless devices are intended for company-related business use. ICG understands that employees may sometimes use such resources for limited personal interests. However, such personal use should be reasonable in scope and amount and must be consistent with the standards set forth in this Code and ICG's Policy Prohibiting Sexual and Other Harassment. ICG reserves the right to examine, use, copy and/or delete the user files and related data of any ICG officer, director or employee for purposes consistent with (a) the furthering of ICG's business interests and (b) the enforcement of this Code and ICG's other policies.

9. ENTERTAINMENT AND GIFTS

ICG's success is contingent upon its ability to build and maintain strong business relationships, not only with ICG employees but also with current and prospective ICG partner companies, consultants, customers, suppliers and other business partners. It is important that those who deal with ICG feel confident and secure that the relationships are fair, honest and based on mutual respect. It is sometimes customary for persons or companies involved in a business relationship to exchange gifts or other gratuities. For instance, during the course of a business relationship, the parties may conduct meetings over lunch or dinner, the celebration of a deal may facilitate the exchange of novelties, or, during the holidays, one party may invite the other to a holiday event. The appropriateness of exchanging such gratuities will depend on the circumstances surrounding the particular exchange. To protect ICG and its employees and directors from possible claims of bribery or special treatment, appropriate guidelines must be followed with respect to any such exchange.

In general, it is best to use a "reasonableness" standard in determining whether to offer or accept gifts or meals. ICG officers, directors and employees should avoid offering or accepting any gift or meal that is lavish or beyond what would be reasonable or expected, given the particular circumstances. The following guidelines should be helpful in deciding whether a particular action would be reasonable:

• An ICG officer, director or employee should never offer or accept special favors, entertainment or gifts that might give the appearance of influencing the decision to take any action with respect to a business transaction.

• Invitations to lunch or dinner may be offered or accepted if they are for the purpose of advancing the business relationship and are within the bounds of moderation and common sense. If the lunch or dinner could reasonably be perceived as an attempt to improperly influence a business decision, the invitation must not be offered or accepted.

• ICG's officers, directors and employees should offer and accept only those gratuities or novelty gifts that are of customary value, as determined by industry practices, so that they are not construed as bribes or kickbacks.

• It is important to keep in mind how the offer or acceptance of a gratuity would look if it were publicly disclosed. If the offer or acceptance of the gratuity would reflect adversely on ICG, it should not be made.

• It is never appropriate to offer or accept gifts in the form of cash, paid vacations, airline tickets or other such extravagancies.

The appropriateness of any gift, meal or other gratuity will depend on the relevant circumstances, including the relevant business relationship. If you have any questions as to the appropriateness of a particular gift, meal or other gratuity, please discuss the situation with the Company's General Counsel.

10. DISCRIMINATION AND HARASSMENT

ICG promotes a work environment where the dignity, worth and differences of each individual are valued and respected. ICG prohibits discrimination, harassment or intimidation that is unlawful or otherwise violates ICG policies and has adopted a Policy Prohibiting Sexual and Other Harassment to foster a work environment that is free from all forms of discriminatory harassment. Discrimination and harassment, whether based on a person's race, gender, color, religion, national origin, age, disability, veteran status or other legally protected characteristic, are repugnant and completely inconsistent with our tradition of providing a respectful, professional and dignified workplace. Moreover, depending on the relevant circumstances, such conduct may violate federal, state and local laws. Accordingly, all officers, directors and employees of ICG are expected to avoid any behavior that could be interpreted or perceived as discriminatory harassment.

ICG will promptly investigate all allegations of harassment or discrimination and will take appropriate corrective action. Retaliation against individuals for raising good faith claims of harassment and discrimination is prohibited. It is important that ICG's officers, directors and employees understand ICG's Policy Prohibiting Sexual and Other Harassment. If you have any questions about this policy, please contact the Company's Legal Department.

11. HEALTH, ENVIRONMENT AND SAFETY

ICG strives to provide a safe and healthy work environment at its facilities. Each ICG officer and employee has responsibility for maintaining a safe and healthy ICG workplace by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices and conditions. ICG officers, directors and employees are expected to be fit for duty and capable of performing their responsibilities in a safe and productive manner, free from any substance abuse; substance abuse of any form in the workplace will not be tolerated. Any ICG officer, director or employee with a health, safety or environmental concern must promptly report his or her concern to the Human Resources manager. The failure of any officer, director or employee to do so would not only violate ICG policy but may also violate federal, state and local laws and regulations.

12. CAMPAIGN CONTRIBUTIONS AND PAYMENTS TO GOVERNMENT PERSONNEL

ICG does not make contributions to political campaigns. ICG does not solicit or inquire as to individual political contributions and will not reimburse employees for any such contributions.

The U.S. government has a number of laws and regulations regarding the acceptance of business-related gratuities by U.S. government personnel. The promise, offer or delivery to an official or employee to the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate ICG policy but could also constitute a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Foreign Corrupt Practices Act ("FCPA") prohibits a company and its employees and agents from directly or indirectly (e.g., through an agent, partner, reseller or third party) providing, or promising to provide, anything of value to any foreign governmental employee or official (including a political party, party official or candidate for political office) for the purpose of influencing an official act or decision to obtain business for the company. Violations of the FCPA or other laws and regulations governing payments to government officials could result in substantial monetary penalties for the guilty company and substantial prison sentences and monetary penalties for the individuals involved.

All contributions, payments or gratuities to foreign officials, even those that appear to be routine in the relevant country, must be approved in advance by the Company's General Counsel, subject to his or her determination that such payment is in accordance with local law and custom, violates no applicable laws (U.S. or otherwise) and is not made for the purpose of improper influence. Any ICG officer, director or employee who has any questions regarding the propriety of any payment to a government official should consult the Company's General Counsel.

13. REPORTING VIOLATIONS; CONFIDENTIALITY AND PROTECTION AGAINST RETALIATION

When an ICG officer, director or employee learns of activity that may violate this Code, any ICG policy or any applicable law, rule or regulation (including any inadvertent violation by him or her), it is such person's responsibility to promptly report the activity to his or her supervisor, the Company's Chief Executive Officer, General Counsel or Human Resources manager. Any such activity that relates to questionable accounting, internal accounting controls, auditing matters or the reporting of fraudulent financial information must be reported in accordance with the Company's separate, more detailed Financial Information Integrity Policy. If any supervisor at ICG has received information from an officer, director or employee or becomes aware of any activity that he or she believes may violate this Code, any ICG policy or any applicable law, rule or regulation, that person is required to promptly report the matter to the Company's Chief Executive Officer, General Counsel or Human Resources manager; such individuals will investigate the matter and consult with supervisors, managers and other appropriate personnel and, if appropriate, with the Board or an appropriate committee thereof regarding observed illegal or unethical behavior and the best course of action to take in response to such behavior. In many cases, prompt reporting can substantially reduce the adverse impact on all involved.

In any case in which a report has been made by an ICG officer, director or employee, whether with respect to himself, herself, or others, ICG will investigate and keep the officer, employee or director informed of its progress to the extent permitted by law or as otherwise appropriate under the circumstances. The report and subsequent investigation will be handled with sensitivity and treated confidentially to the extent reasonably possible in light of the nature of the report and ICG's responsibility to address the issue raised. ICG strictly forbids any form of punishment of, or retaliation against, any ICG officer, director or employee, who, in good faith and for lawful purposes, directly or indirectly (a) reports or assists in the investigation of suspected improper, unethical or illegal conduct or activities by anyone at ICG, including pursuant to this Code or any other ICG policy, or (b) lawfully provides information to, or assists in an investigation conducted by, any federal, state or local regulatory or law enforcement agency or legislative body concerning the topics addressed by this Code or any other ICG policy.

14. CODE ENFORCEMENT

In addition to any other rights and remedies available to ICG to protect its interests under applicable law, any ICG officer, director or employee who fails to comply with the standards contained in this Code is subject to disciplinary action, including termination of such person's employment or service with ICG. Any person charged with a violation under this Code will be afforded an opportunity to explain his or her actions before disciplinary action is taken. Disciplinary action may be taken against:

  officers, directors and employees who authorize or participate directly in actions that violate this Code;
  officers, directors and employees who deliberately fail to report a violation or deliberately withhold relevant material information regarding a violation of this Code; and
  officers, directors and employees who punish or attempt to retaliate, directly or indirectly (or who encourage others to do so), against any other officer, director or employee who reports a violation of this Code.

15. WAIVERS

Any amendment or waiver of this Code for any Company executive officer or director may be made only by the Board (or an authorized committee thereof) and will be disclosed promptly as required by applicable law, rule or regulation.

16. COMPLIANCE GUIDELINES

ICG's officers, directors and employees must all work to ensure prompt and consistent action against violations of this Code. However, it is often difficult to determine whether a violation has in fact occurred in a particular situation or what action this Code requires an ICG officer, director or employee to take or refrain from taking in a particular situation. To aid in making these often difficult determinations, set forth below are some guidelines for ICG officers, directors and employees to consider when addressing a new question or problem relating to the Code.

  Gather the relevant facts. In order to reach an appropriate solution, the people involved must be as fully informed as possible.
  Ask themselves what they are specifically being asked to do and determine whether it seems unethical or improper. Officers, directors and employees should focus on the specific issues they are faced with and the alternatives that they have. They should use common sense; if something seems unethical or improper, there's a good chance that it is. If they would be embarrassed by the disclosure of the conduct at issue to their supervisor, the government or the public, then that course of conduct should not be followed.
  Clarify responsibility and role. In most situations, there is shared responsibility. It may help to get others involved and discuss the problem.
  Discuss the problem with a supervisor. This is the basic guidance for all situations. In many cases, a supervisor will be more knowledgeable about the question and will appreciate being brought into the decision-making process. Remember that it is a supervisor's responsibility to help solve problems.
  Seek help from ICG resources. In any case in which it may not be appropriate to discuss an issue with a supervisor, or in which the person involved does not feel comfortable approaching his or her supervisor with the question, discuss it with the Company's Human Resources manager or any member of the Legal Department.
  Violations may be reported in confidence and without fear of retaliation. If the situation requires that the identity of the officer, director or employee be kept secret, anonymity will be protected. ICG does not permit retaliation of any kind for good faith reports of violations of law, regulations, this Code and other ICG policies.
  Always ask first, act later. If any officer, director or employee is unsure of what to do in a particular situation, he or she should seek guidance.

APPENDIX A
ICG POLICIES

1. Company Information Disclosure Policy

2. Corporate Governance Guidelines

3. Document Retention Policy

4. Equity Awards Grant Policy

5. Financial Information Integrity Policy

6. Insider Trading and Disclosure Policy

7. Personal Blog Guidelines

8. Policy Prohibiting Sexual and Other Harassment

9. Related Party Transaction Policy